Exhibit 10.18
Offer to Lease
Loyalty Management Group Canada Inc., (the “Tenant”) hereby offers to lease from 592423 Ontario Inc. (“Landlord”) upon the following terms and conditions:
1.	Leased Premises:
The offer is to lease premises having a rentable area (“Rentable Area”) of approximately One Hundred and Seventy six Thousand, Nine Hundred and Eighty (176,980) square feet, in the location as shown hatched in black on the floor plan attached hereto as Schedule “A-1”, (the “Leased Premises”), being all of the 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th, and 11th floors (each containing 17,698 sq.ft. of Rentable Area) of the building located municipally at 438 University Avenue, Toronto, Ontario (the “Building”).
The Rentable Area of the Leased Premises has been measured and certified by Landlord’s consultant (which certification has been provided to Tenant) in accordance with the standard method for measuring floor areas in office buildings, known as B.O.M.A. Standard ANSI Z65.1 – 1996 floor measurement standards, and the parties acknowledge that such measurement is correct.
2.	Additional Premises:
(a) Landlord hereby represents and warrants to Tenant that its existing lease (the “Current Lease”) with the existing tenant of the 12th floor of the Building (the “CT”) expires on October 31, 2007 and contains options to extend the term of the Current Lease for two (2) further separate and consecutive periods of five (5) years each upon written notice delivered to Landlord on or before April 30, 2007 in the case of the first extension and April 30, 2012 in the case of the second extension.
(b) Subject to subclause (d) below, at some time between October 1, 2011 and March 1, 2013 (the “A. P. Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord additional office space in the Building (the “Additional Premises”). The Additional Premises shall consist of the entire 12th floor of the Building in the event the CT fails to exercise its first option to extend the term of the Current Lease or the 12th floor of the Building is as of October 1, 2009, vacant and available for lease but otherwise shall consist of one full floor of the 14th, 15th, 16th, 17th and 18th floors of the Building. Landlord acknowledges and agrees that it is Tenant’s preference that the Additional Premises comprise the entire 12th floor of the Building and Landlord shall use reasonable commercial efforts to accommodate such preference.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

(c) Subject to subclause (d) below, the lease of the Additional Premises shall commence on the A. P. Commencement Date and shall be coterminous with the Term (including any extension(s) or renewal(s) thereof, if exercised) and shall otherwise be under the same terms and conditions as this Offer to Lease, which shall apply mutatis mutandis, subject to the following provisions:
     (i) Landlord shall on or before October 1, 2009 provide written notice to Tenant of the exact location of the Additional Premises and the A. P. Commencement Date. Landlord will complete the Landlord’s Work to the Additional Premises and deliver vacant possession of same to Tenant no later than three (3) months prior to the A. P. Commencement Date and Tenant shall thereafter to and including the day immediately proceeding the A. P. Commencement Date be permitted on a gross rent free basis to complete its Tenant’s Work to the Additional Premises.
     (ii) As provided for in this Offer to Lease Landlord shall provide to Tenant a leasehold improvement allowance for the Additional Premises. The value of the leasehold improvement allowance shall be prorated over the remaining Term after the A. P. Commencement Date and shall be equal to $0.291667 multiplied by the remaining months of the Term after the A. P. Commencement Date multiplied by the Rentable Area of the Additional Premises.
(d) Notwithstanding anything contained in this Section 2 of this Offer to Lease, in the event that Tenant has on or before October 1, 2009 leased or committed to lease pursuant to Section 27 of this Offer to Lease or otherwise, additional premises in the Building (other than the Leased Premises) consisting of at least 17,698 square feet of Rentable Area, then the provisions of this Section 2 of this Offer to Lease thereafter shall be null and void and of no further force and effect.
3.	Term:
The term of the lease shall be for ten (10) years and fourteen (14) days, commencing September 17, 2007, or such date as may be extended pursuant to
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

paragraph –35- of this Offer to Lease, (the “Commencement Date”), and expiring on the last day of September 2017 (the “Term”).
Tenant shall have the right to occupy and commence operation in the Leased Premises prior to the Commencement Date, provided that both Tenant’s Work and Landlord’s Work have been completed. Should Tenant occupy the Leased Premises prior to the Commencement Date, Tenant shall be governed by the terms and conditions of this offer with Landlord, save for the payment of any Net Rent, and the realty tax component of Additional Rent. For clarity purposes, the Tenant shall be responsible for the payment of operating costs and Tenant hydro for the portion of the Leased Premises that it occupies and operates its business in prior to the Commencement Date. Should the Tenant request the Landlord to complete the Landlord’s Work prior to December 31, 2006 (on space that is located on the 4th to 7th floors only), the Tenant shall be responsible for the payment of Additional Rent for any period that it occupies and operates its business in prior to December 31, 2006. Prior to occupancy, the Tenant shall provide evidence of insurance coverage satisfactory to the Landlord, acting reasonably.
4.	Landlord’s Work:
Landlord shall be responsible for the cost and installation of the work outlined on the schedule attached hereto as Schedule “B” (the “Landlord’s Work”). Landlord covenants and agrees to use its reasonable commercial efforts to complete its Landlord’s Work prior to the Access Date (as defined in paragraph -5- herein), subject to force majeure outlined in paragraph
-35- herein.
Notwithstanding anything contained herein, Tenant may request Landlord to complete Landlord’s Work to any one or more of the following floors (on a full floor basis only), being the 4th, 5th, 6th, and/or 7th floors in the Building, upon two (2) months written notice provided by Tenant to Landlord.
5.	Fixturing Period:
Landlord shall complete Landlord’s Work to such an extent that will permit Tenant to commence and complete Tenant’s Work without interference by Landlord’s workmen or work on the 2nd, 4th, 5th, 6th, 7th, 8th, 9th, 10th and 11th floors on or before December 31, 2006 and on the 3rd floor on or before June 1, 2007 (the
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

“Access Dates”), to permit Tenant to carry out the construction of its Tenant’s Work, and for the installation of Tenant’s trade fixtures and equipment.
6.	Net Rent:
Tenant shall pay to Landlord net rent (the “Net Rent”) throughout the Term calculated as follows:
From Commencement Date to last day of Term,

Years	1 (plus 14 days) to 5	$16.00 per rentable sq.ft. per annum; and
Years	6 to 10	$16.50 per rentable sq.ft. per annum
The Net Rent shall be paid by way of equal monthly instalments of one-twelfth (1/12) the Net Rent, in advance, on the first day of each month of the Term. The first instalment of Net Rent shall be paid on the Commencement Date in respect of the first 14 days of the Term and each subsequent instalment shall be paid on the first day of each month of the Term.
7.	Additional Rents:
Tenant shall be responsible for the payment of all realty taxes, operating costs, utility charges directly applicable to the Leased Premises on a proportionate share or direct charge basis, as described and provided for in the Landlord’s standard form of lease as amended pursuant to Section -41- herein (“Lease Form”) with Landlord (the “Additional Rent”). Tenant’s annual amount of Additional Rent shall be estimated by Landlord acting reasonably and shall be paid in advance in equal monthly instalments of one-twelfth (1/12) the Additional Rent, plus GST, commencing on the Commencement Date (in accordance with paragraph 6 herein).
The Additional Rent for the calendar year 2005 is estimated to be $17.10 per rentable sq.ft. and composed of the following estimates:

Real Estate Taxes:	$8.38 per rentable sq.ft. per annum*
Operating Costs:	$7.72 per rentable sq.ft. per annum**
Tenant Utilities:	$1.00 per rentable sq.ft. per annum*

Total:	$17.10 per rentable sq.ft. per annum

Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

* No management or administration fee shall be eligible
** This estimate includes a management and administration fee which is not to exceed 15% of Operating Costs
The Tenant and Landlord acknowledge that the above amount for Additional Rent is an estimate only and is subject to adjustment based on actual costs. It is further acknowledged that the estimate is based on current Building Operating Hours and will increase as a result of the increased Building Operating Hours outlined in Section -12- herein.
Landlord agrees to provide Tenant with an audited accounting of the actual Operating Costs payable by Tenant for the relevant calendar year of the Term within one hundred and twenty (120) days of the end of each calendar year during the Term and the parties agree to make all adjustments to the said Operating Costs payments forthwith. Tenant shall have the right exercisable by the delivery of written notice to Landlord within eighteen (18) months following receipt by it of the relevant audited accounting of such Operating Costs for the relevant calendar year of the Term, upon reasonable prior notice to have access to Landlord’s books and records respecting such Operating Costs of the Building for the relevant calendar year of the Term for the purposes of verifying same, provided that such verification is completed by a chartered accounting firm that is not compensated on a contingency basis. Such verification shall be done at the sole cost and expense of Tenant unless the results of such verification indicate that the Operating Costs for the relevant calendar year have been overstated by 4% or more, in which event Landlord shall reimburse Tenant for its costs of such verification within fifteen (15) days of receipt of an invoice therefor, failing which, Tenant shall be entitled to deduct same from the rent. Tenant shall reimburse Landlord for its reasonable bona fide out-of-pocket costs incurred in respect of any such verification by Tenant, unless the results of such verification indicate that the Operating Costs for the relevant calendar year of the Term have been overstated by 4% or more, in which event Landlord shall be responsible for all such out-of-pocket costs. For greater certainty should Tenant fail to provide Landlord with written notice of the exercise of its rights hereunder within eighteen (18) months of receipt by it of the relevant audited accounting of such Operating Costs for the relevant calendar year of the Term, Tenant’s right to conduct such verification for such relevant calendar year of the Term shall become null and void.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

8.	Other Charges:
Tenant shall be responsible for its telecommunication charges and any other special services provided to the Leased Premises, at its request. In addition, Tenant shall maintain insurance for the Leased Premises in accordance with the Lease Form.
9.	Net Lease:
Tenant and Landlord agree that rent payable under paragraph -6- (Net Rent) shall be net in all respects to Landlord (except as provided for herein), and that Tenant shall pay legislated taxes, such as the goods and services tax (G.S.T.), cost of utilities consumed in the Leased Premises, real estate tax and operating costs for the Leased Premises, but specifically excluding:
a.)	income taxes, capital taxes, or corporate taxes, and all other charges and imposts personal to Landlord;

b.)	rent payable under any ground lease or other superior lease;

c.)	all amounts which otherwise will be included in the Building’s operating costs and are charged by Landlord, acting reasonably, to other tenants, or third parties;

d.)	the cost of arranging financing and any and all interest on debt and the capital retirement of debt of Landlord;

e.)	any cost or penalty incurred as a result of Landlord’s default respecting its obligations as per the mortgage or other obligations affecting the Building or the lands;

f.)	the cost of commissions, advertising, legal expenses, inducements, allowances and improvements in connection with the leasing of the Building;

g.)	capital expenditures that are incurred for (i) the replacing, upgrading, improving, or repairing the structure of the Building limited to, the roof (excluding the roof membrane and roof covering), load bearing walls, floor slabs and masonry walls, the columns, the ceilings, the foundation, the exterior walls of the Building, and the Building’s below grade parking structure; or (ii) completing upgrades to the Building which are intended or designed to alter the character of the Building;

h.)	cost of enforcing leases or obligations of tenants;
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

i.)	bad debts and any costs incurred in the collection of such bad debts, including legal costs associated with the same;

j.)	any amount payable due to Landlord’s non compliance with any law, bylaw, regulation, or act;

k.)	costs of repairing damage or destruction arising from an insured peril or cause, or a peril or cause required to be insured against by Landlord;

l.)	costs which are otherwise Landlord responsibilities under its lease with Tenant;

m.)	a management and, or administrative fee totalling in excess of 15% of Operating Costs, excluding taxes; and

n.)	costs incurred in connection with any pollution, or contamination not caused by Tenant, including clean up and remediation.
10.	Landlord Obligation to Maintain, Repair & Operate:
Notwithstanding the foregoing, Landlord shall throughout the Term and any extension(s) thereof operate, secure, maintain, repair and replace the Building, including without limitation, its common areas and facilities and all base building mechanical, electrical and plumbing systems, and equipment in accordance with all applicable governmental laws, by-laws and regulations and in a first class manner as would a prudent owner of a similar building, of similar age, use and class in the area in which the Building is located, subject to the Landlord’s right to charge back certain of such charges in the Operating Costs.
11.	Condition of Leased Premises:
Except for the Landlord’s Work, as described herein, Tenant shall accept the Leased Premises on an “as is” basis, and with the understanding that any leasehold improvements currently in place shall remain for the use of Tenant, for the duration of the Term, and any renewal, or extension thereof.
12.	Building HVAC Hours:
Landlord and Tenant acknowledge that the Building operating hours shall be Monday through Friday from 8:00 a.m. to11:59 p.m., Saturday from 8:00 a.m. to 6:00 p.m., and Sunday from 11:00 am to 1:00 p.m., (the “Building Operating Hours”). Heating, ventilation and air conditioning (“HVAC”) shall be provided during the Building Operating Hours. In addition, Landlord will make available HVAC services outside of Building Operating Hours to Tenant, which cost to Tenant shall be equal to the Landlord’s costs to provide such after-hour HVAC, with no profit.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

13.	Building Access:
Landlord shall allow Tenant, its agents, clerks, servants, employees and other persons transacting business with it to have access to the Leased Premises by the main entrance or entrances of the Building and Leased Premises and to use stairways and passages therefrom, and parking areas at all times, 365 days a year, on a 24 hour basis, subject to the rules and regulations provided in the Lease Form, and subject to emergencies.
14.	Leasehold Improvement Allowance:
a)	It is understood and agreed that Landlord shall pay to Tenant a leasehold improvement allowance being the sum of thirty-five dollars ($35.00) per sq.ft. multiplied by the Rentable Area of the Leased Premises, together with GST thereon, (the “Leasehold Improvement Allowance”). Tenant shall use the Leasehold Improvement Allowance to pay the cost of Tenant’s work in the Leased Premises for its use and operation.

b)	Notwithstanding the provisions of the foregoing, Landlord shall, on no more than three (3) occasions, allow Tenant to draw portions of the Leasehold Improvement Allowance, which shall be payable within thirty (30) days following the date of the Tenant’s written request for such draw, subject to construction lien holdback, which shall be no more than 10% in the aggregate of the said Leasehold Improvement Allowance.

c)	Payment of each progress draw shall be subject to the following:
i)	delivery of invoices for costs incurred to date of such advance;

ii)	Tenant satisfying Landlord that the value of the construction materials and labour is commensurate with the amounts invoiced;

iii)	statement of Tenant’s contractor certifying that the level of work has been completed in respect to the current progress draw for the same has been made to Landlord; and

iv)	a draw request from Tenant to Landlord, including therewith Tenant’s G.S.T registration number.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

d)	In addition to the foregoing provisions the final advance of the Leasehold Improvement Allowance for the Leased Premises shall be payable upon the following conditions:
i)	the delivery to Landlord of proof of payment of worker’s compensation assessment for all Tenant’s contractors and subcontractors

ii)	the completion of Tenant’s leasehold improvements and trade fixtures, and

iii)	the delivery to Landlord of a statutory declaration stating that there are no construction liens registered or outstanding affecting the Leased Premises in respect to Tenant’s leasehold improvements, or trade fixtures, and that all accounts for work, services or materials have been paid in full with respect to Tenant’s leasehold improvements and trade fixtures.
e)	If Landlord fails to pay any instalment(s) of the Leasehold Improvement Allowance to Tenant when otherwise due to Tenant, then Tenant may set-off any such unpaid instalment(s) together with interest thereon at a rate of six (6) percent per annum from the Net Rent and Additional Rent next coming due until set-off in full.
15.	Tenant’s Work:
Tenant shall be responsible for all work to prepare the Leased Premises for its occupancy not provided under Landlord’s Work including, but not limited to, the installation and cost of all its internal partitions, fixtures, electrical wiring, telecommunication cabling and plumbing costs, together with the cost of any modifications to the ceiling, light or heating ventilation and air-conditioning systems in the Leased Premises, as required by Tenant’s occupancy, excluding any Landlord’s Work provided for herein (the “Tenant’s Work”).
Tenant shall also be responsible for the cost of installing any special equipment required by its occupancy. Tenant’s Work shall be completed in a good and workmanlike manner and subject to the prior written approval of Tenant’s plans by Landlord, acting reasonably, as detailed and provided for in paragraph -16- contained herein.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

Tenant shall bear (i) the out-of-pocket costs of all Landlord’s plan reviews and approvals in respect of the mechanical and electrical components of Tenant’s Work in an amount not to exceed $9,000.00 (plus GST), and (ii) the reasonable out-of-pocket costs incurred by Landlord in retaining its base building or designated engineer(s) or consultant(s) to review and approve the plans for any other component(s) of Tenant’s Work (save for the mechanical and electrical components as aforesaid), unless Tenant engages the services of any such base building or designated engineer(s) or consultant(s) with respect to any such component(s) of Tenant’s Work in which event Tenant shall not be responsible for any costs incurred by Landlord in respect thereof. Tenant shall not be responsible for any charges for electrical use or other security, management, supervision, or elevator use, or other special Landlord costs, during the construction of Tenant’s Work or Landlord’s Work, prior to the Commencement Date. Landlord shall co-ordinate with Tenant the use of one (1) service elevator for Tenant’s use during its Fixturing Period.
16.	Working Drawings:
Tenant shall submit to Landlord working drawings of its proposed improvements to the Leased Premises, such drawings must be approved by Landlord prior to the commencement of any such work, provided that such work shall be done by qualified and licensed contractors or sub-contractors of whom Landlord shall have approved in writing, such approvals not to be unreasonably withheld or delayed. It shall be deemed that Landlord has given consent to Tenant’s drawings and licensed contractors or subcontractors, if consent or other written notice is not provided to Tenant within ten (10) business days from Landlord’s receipt of Tenant’s drawings or list of contractors.
Landlord shall provide Tenant with a copy of any and all design, mechanical and electrical drawings, for existing improvements in the Leased Premises, that are within Landlord’s possession and control, upon acceptance of this Offer to Lease.
17.	Permit and Approvals:
It is Tenant’s responsibility to secure all the necessary building permits and approvals required by the City of Toronto for all its Tenant’s Work. Such permits must be secured and copies provided to Landlord before any work shall commence in the Leased Premises. Landlord shall promptly provide any consent or approvals required of it in this regard.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

18.	Use:
From and after the Commencement Date, the Leased Premises shall be used and occupied for the purpose of general business offices, a customer care centre / call centre, licensed travel agent, and cafeteria preparing and serving food for its employees and invitees only (and not general sale to the public), and any other use permitted by the applicable by-laws covering the Leased Premises. The Tenant shall use commercially reasonable efforts to ensure that odours do not emanate from the Leased Premises. Notwithstanding the above, only the general business offices shall be entitled to use the Leased Premises above the tenth (10th) floor of the Building and it is further acknowledged that no form of call centre shall be permitted above the 10th floor of the Building.
19.	Right to Assign or Sublet:
Tenant shall have the right to assign or sublet the whole or any portion of the Leased Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant’s lease with Landlord will not contain any of the following:
a.)	terms which allow Landlord to terminate its lease with Tenant in lieu of consenting to any assignment or sublease or parting with possession by Tenant;

b.)	terms which deem the entering into of any security agreement by Tenant with lender to be an assignment or sublease or parting of possession that requires the consent of Landlord or causes a default under the Tenant’s lease with Landlord;

c.)	terms which allow Landlord the right to set the amount of rent paid by any subtenant, licensee, or occupant of the Leased Premises; and

d.)	change of control provisions.
Tenant shall have the right to assign or sublet the whole or a portion of the Leased Premises to an affiliated company and the right to transfer the lease to the purchaser of all or substantially all of its business, without the consent of Landlord, provided prior written notice is first given to the Landlord, provided Tenant is not released from its lease with Landlord and is not in default. The Lease Form will stipulate that a merger or amalgamation of Tenant with another corporation will not be an assignment or sublease or parting of possession that requires the consent of Landlord.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

20.	Roof Mounted Communication Equipment:
For the Term, and any renewal(s) or extension(s) thereof, Tenant shall have the right, exercisable at its option, risk and expense to install and maintain communication equipment on the roof of the Building, for its own use. The Landlord will provide, at no cost or expense to Tenant, a mutually agreeable location for the installation. There shall be no ongoing charge for the space required for such communication equipment. Landlord shall approve the size and method of installation of the communication equipment, such approval not to be unreasonably withheld or delayed. Such work to install and maintain any roof mounted communication equipment shall be in accordance with the terms of Tenant’s lease with Landlord. Upon expiration of the Term or any extension, the Tenant, at its sole cost and expense, shall be obliged to remove said equipment and repairing damage caused by said removal. Tenant shall co-operate with Landlord, and shall remove and/or relocate such equipment, if required to do so, for the purpose of repairs and maintenance of the Building.
21.	Roof Mounted Emergency Power Generator Equipment:
For the Term, and any renewal(s) or extension(s) thereof, Tenant shall have the right, exercisable at its option, to install and maintain on the roof of the Building, at its cost and expense, an emergency generator (generator will be self-contained, and include sound mitigation and an oil tank), a fuel tank in the lowest parking level of the Building, and fuel lines to supply such emergency generator, all to serve Tenant’s electrical requirements. The Landlord will provide, at no cost or expense to Tenant, mutually agreeable locations for the installation of Tenant’s emergency generator, and associated fuel tank. There shall be no ongoing charge for the space required for Tenant’s own generator, fuel tank, or for Tenant’s access to conduit or riser space required to connect to such generator. Such work to install and maintain a generator shall be in accordance with the terms of Tenant’s lease with Landlord. Upon expiration of the Term or any extension, the Tenant, at its sole cost and expense, shall be obliged to remove said equipment and repairing damage caused by said removal.
22. Internal Cooling Unit(s):
For the Term, and any renewal(s) or extension(s) thereof, Tenant shall have the right, exercisable at its option, to install and maintain a supplemental condenser
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

water system in the Leased Premises, with heat rejection in the loading dock or on the roof of the Building. It is expected that Tenant will require roughly fifty (50) tons of cooling to service Tenant’s equipment rooms, 24/7 cooling zones, and to supplement the base building system in the Leased Premises, where Tenant’s cooling loads are intensive. Landlord shall permit Tenant to access Building’s municipal water to service the Tenant’s air-conditioning system. Landlord will provide, at no cost or expense to Tenant, mutually agreeable locations for the installation of such heat rejection equipment, and distribution pumps, and access to conduit or riser space required to connect to such cooling units, such installation to be at the sole cost and expense of Tenant. There shall be no ongoing charge for the space required for such heat rejection equipment, and distribution pumps, and any conduit or riser space required for such installation. Upon expiration of the Term or any extension, the Tenant, at its sole cost and expense, shall be obliged to remove said equipment and repairing damage caused by said removal. Tenant shall install at Tenant’s sole cost and expense check meters for all utility consumption for the above-mentioned internal cooling units.
23.	Signage:
a)	For the Term, and any renewal(s) or extension(s) thereof, Tenant shall have the exclusive signage rights to the facia at the top of the Building, to install signage displaying a logo and, or a name on the Building. Tenant shall pay for the cost to install, maintain, and insure such signage, and for the cost to remove such signage at the expiry or termination of its lease with Landlord. There shall be no ongoing charge for such signage rights. Landlord will work with Tenant to assist Tenant to obtain any and all required permits for such signage. The exact size, and location(s) of Tenant’s signage shall be in accordance with Tenant’s specifications, subject to all governing authorities, and to Landlord’s written approval, such approval not to be unreasonably withheld or delayed.

b)	For the Term, and any renewal(s) or extension(s) thereof, Tenant shall be permitted to install non-exclusive (save that no other office-only tenant shall have any signage rights at these locations) signage displaying a logo and, or a name, on the grade, and, or second floor facia, on the eastern and northern elevations of the Building. Tenant shall pay for the cost to install, maintain, and insure such signage, and for the cost to remove such signage at the expiry or termination of its lease with Landlord. There shall be no
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

ongoing charge for such signage rights. Landlord will work with Tenant to assist Tenant to obtain any and all required permits for such signage. The exact size, and location of Tenant’s grade level signage shall be in accordance with Tenant’s specifications, subject to all governing authorities, and to Landlord’s written approval, such approval not to be unreasonably withheld or delayed.
c)	For the Term, and any renewal(s) or extension(s) thereof, Tenant shall have exclusive rights for the three (3) signage boxes (display areas) located in the Building’s northern elevator lobby. Tenant shall be permitted to display corporate, and, or sponsor information, signage, logos and, or names in these display areas. There shall be no ongoing charge for such signage rights, or use of these display areas.

d)	Landlord shall not nor shall it permit any tenant or occupant of the Building (other than Tenant) to name the Building other than its municipal address.
24. Leasehold Improvements:
The leasehold improvements, fixtures, furnishings and equipment installed or placed in or on the Leased Premises by or on behalf of Tenant, howsoever affixed (other than the Building and its systems, and equipment, affixed thereto and forming part thereof), will be the personal property of Tenant, during the Term and any renewal(s) or extension(s) thereof, after which time same shall become the property of Landlord.
25.	Restoration:
Subject to Sections -20-, -21- and -22-, Tenant shall not be responsible for the restoration of the Leased Premises or the removal of any leasehold improvements, Tenant cabling or wiring, in the Leased Premises, at the expiry or earlier termination of Tenant’s lease.
26.	Option to Extend:
If Tenant is not then in default (after notice of default has been provided and time to remedy such default has passed) at the notice date or the renewal date of any covenants, conditions and agreements herein reserved and contained and on the part of Tenant to be paid and performed, Landlord will, upon Tenant’s request in
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

writing, given at least fifteen (15) months and not more than twenty (20) months prior to the expiration of the lease Term, grant to Tenant or its permitted assigns or transferees two (2) successive options to extend its lease (on the same terms and conditions as Tenant’s lease with Landlord), each for a further five (5) years, save and except that there shall be no further rights to extend and save and except that the net rent during any extension period shall be mutually agreed upon between the parties at least four (4) months prior to the expiry of the Term, and shall be based on the then current fair market rent for the Leased Premises, taking into account that Tenant is receiving no tenant inducements, no Landlord’s Work, and taking into consideration the age of the leasehold improvements in the Leased Premises and premises similar to the Leased Premises which are comparable in size, location, type, and condition, for tenant’s leasing similar premises of a similar size and for a similar term. In the event the Tenant does not exercise its Option to Extend, the Landlord shall have the right, during the last fifteen (15) months of the Term, to show the Leased Premises to prospective third party tenants upon reasonable notice to the Tenant during business hours and with a representative of the Tenant in attendance.
In the event that a new net rent is not agreed upon at least four (4) months prior to the expiry of the Term, the net rent for an extension period shall be settled by a single arbitrator pursuant to the Arbitration Act, S.O. 1991 c.17 as amended or replaced, and shall be equal to the then current market rent for the Leased Premises, taking into account that Tenant is receiving no tenant inducements, no Landlord’s Work, and taking into consideration the age of the leasehold improvements in the Leased Premises and premises similar to the Leased Premises which are comparable in size, location, type, and condition, for tenant’s leasing similar premises of a similar size and for a similar term. The expense of arbitration shall be borne equally by Landlord and Tenant, except that each party shall be responsible for its respective solicitor’s and experts’ fees and witnesses. It is understood and agreed that the arbitrator shall be qualified by education, experience, and training to make a decision on the matter being arbitrated.
27.	Right of First Refusal:
In addition to the Tenant’s rights under Section -2- herein during the period commencing upon acceptance of this Offer to Lease and throughout the Term and any renewal(s) or extension(s) thereof (save and except with respect to the 12th
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

floor of the Building for which the period shall commence on the date the Additional Premises have been determined pursuant to Section 2.(b) hereof and only if the Additional Premises as so determined do not consist of the 12th floor of the Building and shall continue throughout the balance of the Term and any renewal(s) or extension(s) thereof), and subject to any rights in existence as of August 29, 2005 in favour of tenants of the Building as of August 29, 2005 and the respective successors and assigns of such tenants (which existing rights in favour of such tenants have been disclosed to Tenant), Tenant shall, provided it is not in default, have an ongoing right of first refusal to lease all or any part of any office space that is located on the 12th through 18th floors in the Building to a maximum of 35,396 square feet of Rentable Area (the “Right of First Refusal”).
During the period commencing upon acceptance of this Offer to Lease and during the Term of Tenant’s lease with Landlord, or any renewal(s) or extensions thereof (save and except with respect to the 12th floor of the Building for which the period shall commence on the date the Additional Premises have been determined pursuant to Section 2.(b) hereof and only if the Additional Premises as so determined do not consist of the 12th floor of the Building and shall continue throughout the balance of the Term and any renewal(s) or extension(s) thereof), if Landlord receives an acceptable written bona fide offer from an arm’s length third party to lease all or any part of any office space that is located on the 12th through 18th floors in the Building, then Landlord will notify Tenant in writing of the terms of such acceptable written offer to lease (the “Acceptable Offer to Lease”). Tenant shall have five (5) business days from receipt of such notice to unconditionally exercise its Right of First Refusal, in writing, delivered to Landlord, to lease that portion of the Building covered by the Acceptable Offer to Lease on the same terms and conditions as provided for in such offer, less any commissions. It is understood and agreed that the term of any space leased under this Right of First Refusal will be coterminous with the Term for the Leased Premises, and any renewal(s) or extension(s) thereof.
28.	Parking:
Landlord shall make available to Tenant, upon 30 days written notice, underground unreserved parking spaces located in the parking garage of the Building throughout the Term, and any renewal(s), or extension(s) thereof, as is proportionate to the proportionate share of the Leased Premises in the Building,
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

(ie. Rentable Area of the Leased Premises as it exists from time to time divided by the Rentable Area of the Building (322,358 square feet), which as of the Commencement Date will be 98 unreserved parking spaces), at a charge of $185.00 per month per space, plus applicable taxes (increased each year by the percentage increase in the Consumers Price Index, All Items for Toronto, as published by Statistics Canada). Such rental shall be payable by Tenant to Landlord on the first day of each month of the Term. Partial months’ rent owing shall be calculated and paid on a pro rated basis. All such underground unreserved parking spaces shall be made available to Tenant on a 24 hour, 7 day a week basis.
29.	Window Blinds:
Tenant shall have the right to replace Building standard window blinds in the Leased Premises with a new style of window covering. Tenant shall provide details of such window treatment to Landlord for its review and approval, such approval not to be unreasonably withheld or delayed.
30.	Sale and Demolition:
Landlord shall not have the right of early termination in the event of any sale, redevelopment, renovation or demolition of the Building.
31.	No Requirement to Occupy:
During the Term, Tenant shall be permitted to vacate all or a portion of the Leased Premises. Should Tenant vacate the Leased Premises, it shall maintain all its financial obligations, as if it were in occupancy. Tenant shall have the right to resume occupancy of the Leased Premises at anytime without notice to Landlord.
32.	Building Systems:
Landlord represents and warrants that the schedule attached hereto as Schedule “C”, Building Systems Review, accurately represents the Building’s systems and improvements, as of August 28, 2005, and Tenant can rely on such information.
33.	Non Disturbance:
Within six (6) months after execution hereof, Landlord shall obtain a non-disturbance agreement in writing from any existing mortgagee, trustee or bondholders, land lessor or other person who has an interest in the Building or
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

lands on which it is situated. Such non-disturbance agreement shall provide that, provided Tenant is not then in default of a material covenant, Tenant shall be entitled to remain undisturbed in the possession of the Leased Premises, subject to the terms and conditions of the Lease Form.
In addition, Tenant shall not postpone or subordinate its lease with Landlord to any mortgagee, trustee or bondholders, land lessor or other person acquiring an interest in the Building unless a non-disturbance provision is provided.
34.	Defaults:
Tenant shall not be in default for non-payment of rent unless five (5) business days have elapsed from Landlord giving written notice to Tenant for such non- payment. Tenant shall not be in default of any covenant in its lease with Landlord, except for payment of rent, if it has commenced and diligently proceeds to remedy such default within ten (10) business days of notice thereof from the Landlord.
35.	Force Majeure:
If either, the completion of Landlord’s Work is delayed beyond the Access Date, or the completion of Tenant’s Work is delayed beyond the Commencement Date, for reason of strike, lockout, labour troubles, inability to procure materials, failure of power, restrictive governmental laws, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts under the terms of this Offer to Lease, then the Commencement Date shall be delayed by until such time as the Tenant’s Work is substantially completed, and all other applicable dates in Tenant’s lease with the Landlord shall be adjusted accordingly.
36.	Deposit:
The Tenant delivers herewith a cheque in the amount equal to the first months Net Rent, Additional Rent and GST due under this Offer to Lease and the lease to be held by Avison Young Commercial Real Estate (Ontario) Inc., in trust, in an interest bearing trust account with all interest accruing to benefit of Tenant as a deposit for application on account of the first months Net Rent, Additional Rent and GST due under this Offer to Lease and the lease. The said deposit shall be refunded forthwith to the Tenant with accrued interest but without deduction or abatement if this Offer to Lease is not accepted or the conditions set out herein are not fulfilled.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

37.	Letter of Credit:
The Tenant agrees to take out and maintain within five (5) business days of unconditional acceptance of this Offer until the later of thirty (30) days following occupancy of the Leased Premises by the Tenant, or thirty (30) days after the Commencement Date, an irrevocable Letter of Credit from a Schedule A Bank in the amount of two million dollars ($2,000,000.00 CAD). This Letter of Credit shall be in the Landlord’s name, who upon any non-payment of Net Rent and/or Additional Rent by the Tenant shall have the unfettered right to draw down the amount of such non-payment under the Letter of Credit, without prejudice to any other rights the Landlord may have under the Lease.
38.	Financial Information:
Tenant acknowledges and agrees that commencing in the fiscal year 2006 it will provide, at Landlord’s request from time to time, a copy of Tenant’s most recent annual financial statements (such financial statements of Tenant to be substantially in the form reviewed by Landlord in respect of Tenant’s year end December 2004) together with a letter from Tenant’s parent’s Senior Vice-President, Controller certifying that such financial statements are those used in the preparation of the consolidated financial statements of Tenant’s parent company, Alliance Data Systems Corporation.
39.	Landlord’s Conditions:
The agreement arising from the acceptance of this Offer to Lease is conditional for ten (10) business days from date of such acceptance, for Landlord to obtain approval of the terms and conditions of this Offer to Lease from Landlord’s executive committee and for Landlord to complete agreements to relevant third party tenants in the Building on terms satisfactory to Landlord, in its sole discretion.
Landlord will acknowledge the satisfaction or waiver of the aforesaid condition on or before the due date provided above, in writing to Tenant. Failure to advise Tenant by 5:00 p.m. (Eastern Standard Time Zone) on the due date will render this Offer to Lease null and void and of no further force and effect. It is further understood and agreed that the conditions contained herein are for the sole benefit of Landlord and may only be waived by it.
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

40.	Tenant’s Conditions:
The agreement arising from the acceptance of this Offer to Lease is conditional upon the following conditions:
a)	within ten (10) business days from the date of such acceptance, Tenant having approved the tenant improvement manual governing the Building’s rules and regulations for the coordination and construction of Tenant’s Work in the Building and the Leased Premises which has been provided by the Landlord; and

b)	within ten (10) business days from date of such acceptance, that Tenant obtain approval to the terms and conditions of this Offer to Lease from Tenant’s executive committee.
Tenant will acknowledge the satisfaction or waiver of the aforesaid conditions on or before the due date provided above, in writing to Landlord. Failure to advise Landlord by 5:00 p.m. (Eastern Standard Time Zone) on the due date will render this Offer to Lease null and void and of no further force and effect. It is further understood and agreed that the conditions contained herein are for the sole benefit of Tenant and may only be waived by it.
41.	Lease Document:
Should this Offer to Lease be accepted, Landlord agrees to provide Tenant with the Building’s standard form of office lease within five (5) business days after all conditions contained herein have been waived or satisfied. This lease shall be completed in accordance with the terms and provisions contained in this Offer to Lease, and amended or requested by Tenant, acting reasonably. Tenant and Landlord covenant and agree to negotiate in good faith and diligently pursue finalization and execution of the lease within fifteen (15) business days from the date of receipt of the lease, as provided for above. If Landlord and Tenant are unable to or should fail to negotiate and execute a lease prior to the Commencement Date, this Offer to Lease shall, until the execution of a lease, constitute the lease of the Leased Premises.
     42. Environmental:
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

Landlord covenants that as of the date hereof, and during the Term including all renewals or extensions thereof, the Landlord shall not permit within the Leased Premises, Building and all appurtenances thereto, any and all materials proscribed or banned pursuant to environmental statutes, laws, orders, and regulations of competent jurisdiction, and that should it be shown that the Building or Leased Premises (other than by virtue of Tenant’s acts) contain any such material(s) beyond acceptable governmental levels, Landlord shall forthwith remove same, or deal with same in accordance with all applicable laws, in good and proper manner, in accordance with all proper procedures, and certify via independent environmental engineers as to completion of same, all such work to be carried out by Landlord at its sole cost, without reimbursement by Tenant. Except as specifically disclosed herein, Landlord warrants that to the best of its knowledge and belief the Building or Leased Premises contains no such material beyond acceptable governmental levels. This covenant and all obligations in connection therewith shall be ongoing and shall bind Landlord’s administrators, successors and assigns.
43.	Notices:

This Offer to Lease and all notices or other documents required or which may be given under this Offer to Lease shall be in writing, duly signed by the party giving such notice and transmitted by prepaid registered or certified mail, or telefax or delivered, addressed as follows:

Landlord:	592423 Ontario Inc.
C/o Lustig & Doo Group of Companies
161 Eglinton Avenue East,
Toronto, ON M4P 1J5

Attention:

Tel: (416) 593-6811
Fax: (416) 506-1306

With a copy to:
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

Avison Young Commercial Real Estate (Ontario) Inc.
30 Eglinton Avenue West
Suite 740
Mississauga, Ontario
L5R 3E7

Attention: Mr. Martin Dockrill

Tel: (905) 712-2100
Fax: (905) 712-2937

Tenant:	Loyalty Management Group Canada Inc.
4110 Yonge Street
Suite 200
Toronto, Ontario
M2P 2B7

Attention: Mr. Michael Kline
Senior Vice President, Legal Services and Secretary

Tel: (416) 416-228-6500
Fax: (416) 416-733-2876

With a copy to:

Avison Young Commercial Real Estate (Ontario) Inc.
150 York Street
Suite 900
Ontario, Ontario
M5H 3S5

Attention: Mr. Tim Hooton, and Mr. David Warren

Tel: (416) 955-0000
Fax: (416) 955-0724
Any notice or document so given shall be deemed to have been given at the time of personal delivery. If transmitted by telefax, any notice or document shall be deemed to have been received on the business day received if prior to 5:00 p.m. otherwise on the next business day. Any party may from time to time by notice given as provided above, change its address for the purpose of this paragraph.
Loyalty Management Group Canada Inc. – Offer to Lease
438 University Avenue, Toronto Ontario

44.	Waiver:
The parties to this agreement acknowledge that Avison Young Commercial Real Estate (Ontario) Inc. has recommended that they obtain advice from their legal counsel prior to signing this document. The parties further acknowledge that the information provided by Avison Young Commercial Real Estate (Ontario) Inc. is not to be construed as expert legal or tax advice and the parties are cautioned not to rely on any such information without seeking specific legal or tax advice with respect to their unique circumstances.

45.	Confidentiality:

The parties hereto, without prior consent from the other, will not disclose to any persons, with the exception of their respective retained advisors, either the fact that discussions are taking place concerning a possible lease transaction, nor disclose any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

46.	General:
a.)	Time shall be of the essence of this Offer to Lease and each and every party thereof.

b.)	The agreement arising from acceptance of this Offer to Lease shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

c.)	The agreement resulting from acceptance of this Offer to Lease shall not be assigned by Tenant without the written consent of the Landlord, such consent not to unreasonably withheld or delayed. If the Landlord assigns this Offer to Lease it shall obtain, as a condition thereof, the written agreement of the assignee in favour of Tenant whereby the assignee covenants and agrees to perform all of the Landlord’s obligations under this Offer to Lease as if an original signatory hereto.

d.)	The parties hereto acknowledge and agree that Avison Young Commercial Real Estate (Ontario) Inc. has entered into an agency agreement with Tenant, by way of a letter dated January 13, 2005, and represents the interests of Tenant and Landlord, with their consent, as a dual agent for this transaction, as provided for in schedule -“D”-, attached hereto.

e.)	For the purpose of this Offer to Lease “business days” shall mean any days except Saturdays, Sundays and statutory holidays.
Loyalty Management Group Canada Inc. – Offer to Lease
438 University Avenue, Toronto Ontario

f.)	Both parties acknowledge that there are no representations, covenants, agreements warranties, or conditions in any way relating to the subject matter of this Offer to Lease, whether express or implied otherwise, except as set forth in this Offer to Lease and the Schedules -A1-, -A2-, -B-, -C-, and -D- attached hereto.
47.	Acceptance:

Landlord may accept this Offer to Lease by signing where indicated below, or by telefaxing acceptance of this Offer to Lease to Avison Young Commercial Real Estate (Ontario) Inc. (Toronto Office) (Telefax No. (416) 955-0724). This Offer to Lease shall be open for acceptance until 5:00 p.m. Toronto time on the 4th day of November, 2005 after which time, if not accepted, this Offer to Lease shall be null and void and the deposit and accrued interest shall be returned forthwith to Tenant without deduction or abatement.
Dated at Toronto, this                      day of
                                        , 2005

Tenant:	Loyalty Management Group Canada Inc.

Per:
Authorized Signatory

Per:
Authorized Signatory
We hereby accept this Offer to Lease and agree to be bound by the terms and conditions contained herein.
DATED at                                                             , this                      day of                                         , 2005

Landlord:	592423 Ontario Inc.

Per:
Authorized Signatory
Loyalty Management Group Canada Inc. – Offer to Lease
438 University Avenue, Toronto Ontario

Per:
Authorized Signatory
Loyalty Management Group Canada Inc. — Offer to Lease
438 University Avenue, Toronto Ontario

Schedule “A-1”
Typical floor plan for floors 2 to 11 at 438 University Avenue, Toronto, Ontario
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Schedule “A-2”
Floor plan for 12th floor, 438 University Avenue, Toronto, Ontario
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Schedule “B”
Landlord’s Work
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario
Landlord shall deliver the Leased Premises in base building condition for office space, at its sole cost and expense, (the “Landlord’s Work”) which work shall include the following:
1)	Removal and disposal of all furniture, equipment, and non load bearing partitioning, in the Leased Premises including all common corridors, but excluding common corridors situated on the 2nd, 7th, and 11th floors in the Leased Premises.

2)	Notwithstanding the above, Tenant may require the non base building washrooms located on the south end of the 8th, 9th, 10th and 11th floors of the Leased Premises to be maintained, (the “Washrooms”). Landlord will provide Tenant with written notice of the date in which a decision is required on whether the Washrooms are to be removed. Upon receipt of Landlord’s notice, Tenant shall have ten (10) business days in which to respond, requesting that the Washrooms be maintained. Should Landlord fail to receive written notice confirming that the Washrooms be maintained, Landlord shall remove these improvements from the Leased Premises, as provided for in paragraph 1 hereinabove.

3)	Remove and dispose of any and all existing floor coverings in the Leased Premises, and elevator corridors (excluding granite in the elevator corridors), and repair any damaged floor surface, to provide a smooth, level concrete floor in a state ready to receive Tenant’s floor coverings.

4)	Remove any and all wall coverings from all base building walls, columns, and any remaining common corridors in the Leased Premises excluding granite in the elevator corridors. All base building walls and columns to be dry walled and sanded.

5)	Landlord to provide new ceiling tiles for a total of three (3) floors having an acoustic rating of no less than .90 NRC. These tiles are to be stacked on palettes on the floors to be installed. Notwithstanding anything contained hereinabove, all lay-in acoustical ceiling tiles shall be of a consistent style, colour, and technical specification over each floor.

6)	Provide Building standard fluorescent lighting fixtures to provide no less than 500-lux of light at desk height.

Schedule “B”
Landlord’s Work
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario
7)	Remove and replace any damaged or inoperable suspended fluorescent light fixtures, including any damaged, or inoperable balasts, or florescent light bulbs.

8)	Replace any damaged, stained, or discoloured light lenses with the same style and technical specifications.

9)	Replace, or repair to new or like new quality, any damaged suspended T-Bar ceiling systems in the Leased Premises.

10)	Building standard sprinkler and life safety systems suitable to provide coverage in accordance with all applicable laws, codes, and by-laws, in existing condition.

Any additions to or modifications to the sprinkler system necessitated by Tenant’s layout shall be at Tenant’s expense.

Notwithstanding anything contained herein, Landlord shall maintain all fire hose cabinets in the Leased Premises that have been added to meet existing tenant’s layout distribution requirements.

11)	Provide existing Building standard vertical window blinds to all exterior windows in the Leased Premises. Replace any damaged, stained, discoloured, or inoperable window blinds, with new Building standard office window blinds.

12)	Provide existing Building standard heating ventilation, and air conditioning (HVAC) systems to the Leased Premises, with VAV control devices at a ratio of 1 unit for every 900 rentable sq. ft. per floor on the interior and every 300 rentable sq.ft. on the perimeter and one for every corner (15’x15’).

Notwithstanding anything contained herein, Landlord shall not remove the supplemental cooling system located and serving on the 4th floor of the Leased Premises and leave all associated equipment for its operation.

13)	Repair or replace any damaged, or inoperable perimeter convector units, located in the Leased Premises. Landlord to clean all perimeter convector units, at the appropriate time during Tenant’s Work.

Schedule “B”
Landlord’s Work
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario
14)	Provide a card access security system allowing card access to main exterior entrances to the Building, and all passenger elevators serving the Leased Premises.

15)	Prior to turnover to Tenant, Landlord to clean all surfaces in the Leased Premises of dust and debris.

16)	It is understood and agreed that Landlord shall complete all Landlord’s Work outlined herein in a good and workman like manner, and shall comply with all municipal and provincial by-laws having jurisdiction over the provision of such work in the Leased Premises. Landlord acknowledges that the base building standards set out in this schedule are relied upon by Tenant, and as such constitutes an integral basis for Tenant entering into this Offer to Lease. Accordingly, Landlord represents and warrants that the base building will meet such standards, and such representation and warranty will survive this Offer to Lease and the resulting lease agreement.

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Loyalty
GENERAL	Requirement	438 University
Design Conditions	Outside	Summer	87°F DB	Yes

74ºF WB	Yes
Winter	-10ºF	Yes
15 mph wind
Inside	Summer	75ºF DB	Yes
50 % RH	Yes
Winter	72ºF DB	Yes
30 % RH	Yes

Noise	General Office	NC 35	Yes, as experienced
Corridors	NC 40	Yes, as experienced
Storage Rooms	NC 40	Yes, as experienced
Exterior	NC 45	Yes, as experienced

Outside Air Ventilation	20 cfm/person	26,000 cfm available to Loyalty

Controls
Central Energy Management System (CEMS):	Yes	Yes
DDC control of mechanical equipment rooms:	Yes	Yes
DDC control of VAV boxes and heating valves on floors:	Yes	Yes

Fire Protection systems:	Yes	Yes
Design to NFPA 13:	Yes	Yes
IAO Standards:	No	No
FM Standards:	No	No
Fire hose cabinets:	Yes	Yes, 100 ft hose length
Capped Connections for Future	2 @ 4”	Yes

Building Envelope
Glass height (m.):	Specify	Reviewed as acceptable
Glazing shading factor:	Specify	Reviewed as acceptable
Glazing U factor:	Specify	Reviewed as acceptable
Interior Shading:	Yes
Wall U factor:	≤ 0.05	Reviewed as acceptable

Hours of Operation
Base	7am-7pm M-F	Yes, cost, to be reflected in Additional Rent
Call centre	8am-12am M-F 9am-6pm Sat.	Yes, VFD required on ventilation unit, at Tenant’s cost
Supplementary Systems	24/7	Yes, but may need to be
supplemented, at Tenant’s cost
Security	24/7	Yes

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Loyalty
Amenities		Requirement	438 University
Handsfree egress from washrooms		Yes	No, not a necessity
Barrier Free Fixtures:		Yes	Yes

Washroom floor drains:		Yes	Yes

Water closets (American Standard or equal):		Wall hung	Yes
Flush Valves (Sloan or equal):		Standard (typ.)	Yes

Urinals (American Standard or equal):		Wall	Yes
Flush Valves(Sloan or equal):		Electronic	Yes

Lavatories (American Standard or equal):		China	Yes
Faucet (Sloan or equal):		Electronic	Yes

Soap dispensers:		Individual	Yes, hands free

Janitor’s sink/closet:		Yes	No, not a necessity

Domestic hot water supply:		≤ 10 seconds	No, mixed temp water

Future Tenant requirements

Capped connections for sanitary drain and vent for future:	per floor	2@4” drain 2@2” vent	No, available in the core. at Tenant’s cost

Capped connection for domestic cold water for future:	per floor	2@1”	Yes
Capped connection for washroom exhaust:	per floor	2x150 cfm	Yes, part of central system
Connection for general exhaust	per floor	≥ 600 cfm

Schedule ”C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Loyalty
Air handling type	Requirement	438 University

Compartmentalized Systems	Yes	Yes
	Fan HP	20
Volume Control (type)	VSD	VIV acceptable
Control zone, perimeter	30 ft. bays	20ft bay, better
Control zone, corners	Yes	Yes
Control zone, interior (max.)	900 sq.ft.	Yes

Air Distribution:
Interior:	Light Troffers	Yes
Perimeter:	Linear Slot Light	No, not a necessity
Return Air:	Fixtures	Yes

Heating System
Control Zones	Match airside	Yes

Cooling System :
Diversity factor on lights/equipment/people	Specify	90%
Chilled water	Yes	Yes
Type of refrigerant	Specify	R-11, will need to be changed
Minimum efficiency kW/ton	≤ 0.60	.64 kW/ton, acceptable
Cooling Tower Type	Specify	BAC Induced Draft
Winter free cooling	Yes	Yes

Supplementary Condenser Water System – Existing	Yes	Yes, previous tenant have small system in place
or Space Available

Humidification	Specify	Electronic Bottle, acceptable

Harmonics
Landlord’s equipment are to meet IEEE 519 (variable speed drives etc.)	IEEE 519	No, not a necessity

Life Safety
Fire Alarm to meet Code requirements.	Yes	Yes
Lighting for emergency egress	Yes	Yes

Wiring/Cabling
Perimeter chase integrated with perimeter heating	Yes	No, not a necessity
Core drill through slab from floor below	Yes	Yes
Raised Floor/ Floor duct	Yes	No, not a necessity

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

General Office Design Criteria	Loyalty
(approx. 140,000 sq. ft.)	requirement	438 University
People (sq.ft./ person):	150	Yes
Minimum lighting loads (watts/sq.ft.):	1.7	1.25
Provision for office equipment (watts/sq.ft.):	2.0	2.75
Provision for supplementary cooling (watts/sq.ft.):	2.0	No

Fire Protection

Sprinkler Hazard	Light	Per Code, acceptable
Sprinkler Head Spacing	15’ x 15’	Per Code, acceptable
Electrical/communication rooms	Wet w/screens	Per Code, acceptable

Electrical
Illumination Level – General	500 lux	Yes
Illumination Level — VDT Environment	400 lux	No, not a necessity
Deep cell Parabolic louvers required (100mm)	Yes	Can not accommodate
T-Bar Ceiling	Yes	Yes
Size of T-Bar grid system	Specify	500mm x 1500mm
Light fixtures to utilized for air handling	Yes	Yes
Low Voltage Lighting Control required	Yes	Yes
Low Voltage Lighting Control zones	1 per 3000 sq. ft.	Zone to be specified by tenant
Type of lighting connections (hard wired /quick connect)	Specify	Quick Connect
Lighting Voltage(s)	Specify	347V
Secondary Voltages	600 and 120/208	Yes
Electrical Room on Each Floor	Yes - quantity	1
Number of Electrical Risers	Specify	1

Voice and Data
Cable tray ring main	Yes	No, not a necessity
Risers between floors	4 @ 4”	1 spare
Number of Communications Risers	Specify	12

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Call Center Criteria	Loyalty
(approx. 25,000 sq.ft current)	requirement	438 University
(approx. 15,000 sq.ft. future additional)
People (sq.ft./ person):	100	Will accommodate
Minimum lighting loads (watts/sq.ft.):	1.7	1.25
Provision for office equipment (watts/sq.ft.):	1.5	2.75
Provision for supplementary cooling (watts/sq.ft.):	2.0	No

Fire Protection
Sprinkler Hazard	Light	Per Code, acceptable
Sprinkler Head Spacing	15’ x 15’	Per Code, acceptable
Electrical/communication rooms	Wet w/screens	Per Code, acceptable

Electrical
Illumination Level – General	500 lux	Yes
Illumination Level — VDT Environment	400 lux	No, not a necessity
Deep cell Parabolic louvers required (100mm)	Yes	Can not accommodate
T-Bar Ceiling	Yes	Yes
Size of T-Bar grid system	Specify	500mm x 1500mm
Light fixtures to utilized for air handling	Yes	Yes
Low Voltage Lighting Control required	Yes	Yes
Low Voltage Lighting Control zones	1 per 3000 sq. ft.	Zone to be specified by tenant
Type of lighting connections (hard wired /quick connect)	Specify	Quick Connect
Lighting Voltage(s)	Specify	347V
Secondary Voltages	600 and 120/208	Yes
Special Grounding Req’d	No
Electrical Room on Each Floor	Yes - quantity	Yes

Voice and Data
Cable tray ring main	Yes	No, no a necessity
Risers between floors	4 @ 4”	1 spare
Number of Communications Risers	Specify	Not provided

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Emergency Power	Loyalty
	Requirement	438 University
Space only for:
Dedicated Diesel for critical areas and equipment	1 @ 300 kW	Yes, on roof only, structural implications, at Tenant's cost
Fuel Tanks	1 @ 1000 usgal	Yes, in parking area, at Tenant's cost
UPS (1 module redundant)	1 at 125 KVA	Will accommodate, at Tenant's cost
Batteries	20 minutes	Will accommodate, at Tenant's cost
High Voltage Switchgear and transformers for call centre only.	Yes	Will accommodate, at Tenant’s cost
Low Voltage Switchgear dedicated for call centre	Yes	Will accommodate, at Tenant’s cost
Supplementary condenser water system for server room (PBX) and critical staff	Yes	Will accommodate, at Tenant’s cost
Call center equipment including printing machines	Yes	Will accommodate, at Tenant’s cost

Other Systems on Base Building Emergency Power
Ground water sump pumps:	If Required	No
BMS (UPS power):	Yes	Yes
Domestic Water Booster Pumps:	Yes	Yes
Electric Tracing:	if applicable	Yes

Site Issues
Lightning Protection Required	Yes	Yes
Under ground duct banks for Bell (# of separate building entrances)	Yes	1
Under ground duct banks for Hydro (# of separate building entrances)	Yes	1
Redundant risers (2 sets of 4 x 4 inch conduits) to different carriers	Yes	No, not a necessity
Redundant/dedicated high voltage feeders to different transformer sub-stations	Yes	No, not a necessity
Ensure Electro Magnetic Fields (EMF) are below 20 milligauss – measured	Yes	Yes
Elevators available for emergency usage during outage	Yes	Yes

Schedule “C”
Buildings Systems
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Loyalty
Security	Requirement	438 University
Vendor	Specify	ADT
Swipe or proximity	Yes	Yes
Extent
Main lobbies	Yes	Yes
Elevators	Yes	Yes
Individual floors	Yes	Will accommodate, at Tenant's cost

Schedule “D”
Dual Agency Agreement
Attached to and forming part of the Offer to Lease between Loyalty Management Group Canada Inc. (the “Tenant”) and 592423 Ontario Inc. (the “Landlord”) for Leased Premises located at municipally at 438 University Avenue, Toronto Ontario

Tenant:	Loyalty Management Group Canada Inc.
Landlord:	592423 Ontario Inc.
Listing Broker:	Avison Young Commercial Real Estate (Ontario) Inc., listing broker for 438
University	Avenue, Toronto Ontario, (the “Building”)
Listing Broker has entered into an agency agreement with Tenant by way of a letter dated January 13th, 2005, and represents the interests of Landlord and Tenant, with their consent, as a dual agent in respect to Tenant’s lease of premises at the Building. Listing Broker must be impartial and equally protect the interests of Landlord and Tenant in this transaction. Listing Broker has a duty of full disclosure to both Landlord and Tenant, including a requirement to disclose all factual information about the Building. However, Listing Broker shall not disclose:
1.	That Landlord may or will accept less than the listed price, unless otherwise instructed in writing by Landlord;
2.	That Tenant may or will pay more than the offered price, unless otherwise instructed in writing by Tenant;
3.	The motivation of or personal information about Landlord or Tenant, unless otherwise instructed in writing by the party to which the information applies, or unless failure to disclose would constitute fraudulent, unlawful or unethical practice;
4. The price Tenant should offer or the price Landlord should accept; and
5.	Listing Broker shall not disclose to Tenant the terms of any other offer for premises in the Building.
However, it is understood that factual market information about comparable properties and information known to Listing Broker concerning potential uses for the property will be disclosed to both Landlord and Tenant to assist them to come to their own conclusions.
Dated at Toronto, this 12th day of September, 2005

Tenant:	Loyalty Management Group Canada Inc.

Per:

Authorized Signatory
Dated at ________________________, this _____ day of________, 2005

Landlord:	592423 Ontario Inc.

Per:

Authorized Signatory
Dated at ________________________, this _____ day of________, 2005

Listing Broker:	Avison Young Commercial Real Estate (Ontario) Inc.

Per:

Authorized Signatory